Exhibit 4.1

NUMBER

0

SHARES

0



GEORGIA BANKING COMPANY, INC.

TOTAL AUTHORIZED ISSUE

$0.01 PAR VALUE COMMON STOCK

This Certifies that SPECIMEN is the registered holder of **** Zero (0) *** Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________ day of ____________ A.D. ______*

Secretary

President or Vice President

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	– as tenants in common	UNIF GIFT MIN ACT–______Custodian______ (Cust) (Minor) under Uniform Gifts to Minors Act______ (State)
TEN ENT	– as tenants by the entireties	
JT TEN	– as joint tenants with right of survivorship and not as tenants in common	

Additional abbreviations may also be used though not in the above list.

For value received, ________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

____________________________________ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and

appoint ____________________________________

Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ________________

____

In presence of

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.